Exhibit 10.1

EXECUTION COPY

THIRD AMENDMENT TO ADDITIONAL INVESTMENT SENIOR SECURED

CONVERTIBLE PROMISSORY NOTES

THIRD AMENDMENT TO ADDITIONAL INVESTMENT SENIOR SECURED CONVERTIBLE PROMISSORY NOTES (this “Third Amendment”), dated as of May 22, 2008, by and between Distributed Energy Systems Corp., a Delaware corporation (the “Company”) and Perseus Partners VII, L.P., a Delaware limited partnership (the “Holder”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined have the respective meanings provided such terms in the Purchase Agreement and the Notes referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Holder are parties to a Securities Purchase Agreement, dated as of May 10, 2007 and amended on March 13, 2008 (as further amended, modified and/or restated from time to time, the “Purchase Agreement”);

WHEREAS, under the terms of the Purchase Agreement, on March 13, 2008 the Company issued to the Holder a senior secured convertible promissory note in the principal amount of $1,500,000.00 (the “Additional Investment Note”);

WHEREAS, on April 1, 2008, the Company issued to the Holder an additional senior secured convertible promissory note in the principal amount of $488,304.12 as payment for interest due and payable on the Additional Investment Note (the “PIK Note”, and together with the Additional Investment Note, the “Notes”, and each individually, a “Note”);

WHEREAS, the Company and the Holder amended certain provisions of the Notes effective May 8, 2008 (the “First Amendment”) and effective May 16, 2008; and

WHEREAS, the Company has requested an amendment of certain provisions of the Notes as herein provided;

NOW, THEREFORE, it is agreed:

1. Amendment of Each Note. The Holder and the Company hereby agree that as of the Third Amendment Effective Date (as defined below) and through 11:59 p.m. EDT on May 30, 2008, Section 4(i) of each Note is amended by:

(a) setting the Net Working Capital benchmark at $1,250,000; and

(b) setting the unrestricted cash and cash equivalents benchmark at $2,000,000.

After 11:59 p.m. EDT on May 30, 2008, each benchmark will revert to the benchmark in place prior to the effective date of the First Amendment.

2. Representations and Warranties. The representations and warranties of the Company contained in the Purchase Agreement or in any other Transaction Document that are qualified as to materiality are true and correct, and all other representations and warranties of the Company contained in the Purchase Agreement or in any other Transaction Document that are not so qualified are true and correct in all material respects, in each case with the same effect as though made as of the date of this Third Amendment, except that the accuracy of representations and warranties that by their terms speak as of a specified date are determined as of such date and except for matters arising after the Effective Date of the Purchase Agreement that, (A) when viewed in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect or (B) have been disclosed in writing or electronically to the Holder or its representatives.

3. GOVERNING LAW. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

4. Effectiveness. This Third Amendment is effective upon execution of this Third Amendment by both Parties (the “Third Amendment Effective Date”).

5. Waiver and Release. The Company by signing below hereby waives and releases the Holder, its respective affiliates and its and its affiliates’ respective directors, officers, employees and attorneys from any and all claims, offsets, defenses and counterclaims of the Company arising on or prior to the date hereof in connection with any action or inaction taken by any such Person pursuant to this Third Amendment, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

6. Expenses. The Company hereby reconfirms its obligations under Section 8.6(a)(ii) of the Purchase Agreement to pay and reimburse the Holder for all reasonable out-of-pocket expenses and fees and disbursements, including attorneys’ and accountants’ fees, incurred by the Holder and its representatives in connection with this Third Amendment.

7. Transaction Documents. From and after the Third Amendment Effective Date, all references in the Purchase Agreement and each of the other Transaction Documents to each Note shall be deemed to be references to such Note as amended, modified and/or restated hereby.

8. Counterparts. Signatures on this Third Amendment may be communicated by facsimile or electronic transmission and shall be binding upon the Parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other Party following the applicable facsimile or electronic transmission, provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Third Amendment. No Party shall raise facsimile or electronic delivery of a signature or the fact that any signature or agreement or instrument was transmitted or communicated by a facsimile or e-mail as a defense to the formation nor enforceability of a contract and each such Party forever waives any such defense.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized officers to execute and deliver this Third Amendment as of the date first above written.

DISTRIBUTED ENERGY SYSTEMS CORP.

By:	/s/ Peter J. Tallian
Name:	Peter J. Tallian
Title:	CFO

PERSEUS PARTNERS VII, L.P.

By:	Perseus Partners VII GP, L.P. its general partner

By:	Perseus Partners VII GP, L.L.C. its general partner

By:	/s/ Teresa Y. Bernstein
Teresa Y. Bernstein
Secretary and Treasurer